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                                                                  EXHIBIT l.3




                  CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP



                  We consent to the reference to our firm under the caption "California Tax Matters" in Appendix D to the Statement of Additional Information contained in the Registration Statement (Form N-2) (No. 333-85696 and No. 811-09449) and related Prospectus of Nuveen Insured California Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 on May 8, 2002. We do not hereby admit that we are experts whose consent is required.



                                       ORRICK, HERRINGTON & SUTCLIFFE LLP


                                       By: /s/ Kenneth G. Whyburn
                                           ------------------------------------
                                               Kenneth G. Whyburn


New York, New York
May 7, 2001